                                                                    EXHIBIT 99.1

                                                                  EXECUTION COPY

                              AMENDMENT AND WAIVER

    AMENDMENT AND WAIVER (the "Amendment and Waiver"), dated September 8, 1999, to the Agreement and Plan of Merger, dated as of June 22, 1999 (the "Merger Agreement"), by and among AboveNet Communications Inc., a Delaware corporation (the "Company"), Metromedia Fiber Network, Inc., a Delaware corporation (the "Parent"), and Magellan Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of the Parent ("Merger Sub").

    WHEREAS, the parties to the Merger Agreement desire to amend and waive certain provisions of the Merger Agreement pursuant to and in accordance with the terms of Sections 7.3 and 7.4 of the Merger Agreement;

    NOW THEREFORE, in consideration of the agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. AMENDMENT. Section 5.21 of the Merger Agreement shall be amended and restated in its entirety pursuant to Section 7.3 of the Merger Agreement to read as follows:

    "As soon as practicable following the Effective Time and in any event no later than September 10, 1999, the Parent shall file with the Commission a registration statement on an appropriate form or a post-effective amendment to a previously filed registration statement under the Securities Act with respect to the Parent Common Stock issuable in respect of Company Stock Options and Company Warrants and shall use its reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with any applicable state securities or "blue sky" laws, for so long as such options or other stock based awards remain outstanding."

2. WAIVER. The parties hereby agree that this Amendment and Waiver shall constitute a waiver for purposes of Section 7.4 of the Merger Agreement of the covenant and the condition that the Parent comply with its covenant contained in Section 5.21 of the Merger Agreement at or prior to the Effective Time.

3. DEFINED TERMS. Defined terms used in this Amendment and Waiver and not otherwise defined shall have the meaning ascribed to those terms in the Merger Agreement.

    IN WITNESS WHEREOF, this Amendment and Waiver has been duly executed and delivered by the duly authorized officers of the parties to this Amendment and Waiver as of the date first written above.

                                        ABOVENET COMMUNICATIONS INC.

                                        By: /s/ SHERMAN TUAN
                                        ----------------------------------------
                                        Name: Sherman Tuan
                                        Title: Chief Executive Officer

                                        METROMEDIA FIBER NETWORK, INC.

                                        By: /s/ HOWARD FINKELSTEIN
                                        ----------------------------------------
                                        Name: Howard Finkelstein
                                        Title: President and Chief Operating
                                        Officer

                                        MAGELLAN ACQUISITION, INC.

                                        By: /s/ HOWARD FINKELSTEIN
                                        ----------------------------------------
                                        Name: Howard Finkelstein
                                        Title: President and Chief Operating
                                        Officer